Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
RiverNorth Marketplace Lending Corporation:

We consent to the use of our reports dated August 29, 2017, with respect to the financial statements of RiverNorth Marketplace Lending Corporation, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information filed on Form N-2, incorporated by reference herein.

/s/ KPMG LLP

Chicago, Illinois
October 17, 2017